Exhibit 16.1


                                POWER OF ATTORNEY

         Each of the undersigned Directors of Great Hall Investment Funds, Inc. (the "Fund"), an open-end management investment company, does hereby constitute and appoint Jennifer Lammers, Christopher Tomas, Martin Cramer, Laura Moret, Esq., Joseph R. Fleming, Esq. and Anthony H. Zacharski, Esq., and each of them individually, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director of the Fund, including but not limited to, the power to take any and all action and execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Fund to comply with:

         (i) The Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933, as amended, of shares of the Fund to be offered by the Fund;

         (ii) the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Fund under the Investment Company Act of 1940, as amended; and

         (iii) state securities, business entities and tax laws and any rules, regulations, orders or other requirements of state securities and tax commissions, in connection with the organization under state business entities laws of the Fund, with the registration under state securities laws of the Fund and with the registration under state securities laws of shares of the Fund to be offered by Fund;

including specifically but without limitation of the foregoing, power and authority to sign the name of the Fund on its behalf and to affix its seal, and to sign the name of such Director or officer on his or her behalf as such Director or officer to any amendment (including post-effective amendments) or supplement to the registration statement or statements, to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with federal or state securities or tax laws and any rules, regulations, orders or other requirements thereunder, and to execute any instruments or documents filed or to be filed as a part of or in connection with winding up and terminating the Fund; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned placed their hands as of the ____ day of June, 2004.



/s/ T. Geron Bell                                        /s/ Lucy Hancock Bode
-----------------                                        ---------------------
T. Geron Bell                                            Lucy Hancock Bode

Dated:  June 4, 2004                                     Dated:  June 7, 2004


/s/ Leslie H. Garner, Jr.                                /s/ Ronald James
-------------------------                                ----------------
Leslie H. Garner, Jr.                                    Ronald James

Dated:  June 2, 2004                                     Dated:  June 9, 2004


/s/ John A. MacDonald                                    /s/ H. David Rybolt
---------------------                                    -------------------
John A. MacDonald                                        H. David Rybolt

Dated:  June 2, 2004                                     Dated:  June 3, 2004


/s/ James R. Seward                                      /s/ Jay H. Wein
-------------------                                      ---------------
James R. Seward                                          Jay H. Wein

Dated:  June 2, 2004                                     Dated:  June 3, 2004


/s/ Michael T. Lee
------------------
Michael T. Lee

Dated:  June 4, 2004